Exhibit 10.2

STOCK SECURITY AGREEMENT

THIS STOCK SECURITY AGREEMENT (this “Security Agreement”) is made as of August 11, 2008, by and between (i) UNITED BANK, a Virginia banking corporation, having offices at 2071 Chain Bridge Road, Vienna, Virginia  22182 (the “Lender”), and (ii) EAGLE BANCORP, INC., a Maryland corporation, having a mailing address of 7815 Woodmont Avenue, Bethesda, Maryland  20814 (the “Pledgor” or the “Borrower”).

WITNESSETH:

(b)         DEFINITIONS. All capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in that certain Loan Agreement dated the date hereof (as the same may be modified or amended from time to time, the “Loan Agreement”), by and between the Lender and the Borrower.

(c)          GRANT OF SECURITY.   To secure (i) the Obligations (as defined in the Loan Agreement), and the payment and performance of the other obligations of the Borrower with respect to a certain loan and other financial accommodations (collectively, the “Loan”) made to the Borrower by the Lender pursuant to the Loan Agreement in the original maximum principal amount of Twenty Million and No/100 Dollar ($20,000,000.00), including all interest, fees and other charges payable in connection with the Loan, which Loan is evidenced by the Note in the maximum principal amount of Twenty Million and No/100 Dollars ($20,000,000.00); and (ii) any other indebtedness or liability of the Borrower to the Lender whether direct or indirect, joint, several or joint and several, absolute or contingent, due or to become due or now existing or hereafter created or arising, including without limitation all future advances or loans which may be made by any Lender in connection with the Loan or otherwise (all of the foregoing being herein collectively referred to as the “Obligations”), Pledgor hereby grants and conveys to the Lender a security interest in the property described in Schedule A hereto, together with all proceeds thereof (the “Collateral”).

(d)         LIEN PRIORITY.  As a result of the foregoing grant by Pledgor to the Lender of a security interest in the Collateral, the Lender shall have a first lien security interest in the Collateral, free and clear of any and all liens, security interests, claims, charges and other encumbrances whatsoever.

(e)          REPRESENTATIONS AND WARRANTIES.  Pledgor hereby represents and warrants as follows:

(i)    That Pledgor is the owner and holder of the number of shares listed on Schedule A hereto of the issued and outstanding common stock of each of the companies listed on Schedule A hereto (collectively, the “Companies”), and such shares represent the percentage of issued and outstanding capital stock of such Companies shown on Schedule A hereto;

(ii)   That the Collateral is legally and equitably owned by Pledgor free and clear of any and all liens, security interests, claims, charges and other encumbrances whatsoever;

(iii)  That all of the Collateral has been duly authorized and validly issued and is fully paid and nonassessable;

(iv)  That this Security Agreement constitutes a valid security interest in the Collateral, securing the Obligations for the benefit of the Lender, that all of the Collateral (to the extent certificated) has been delivered to the Lender, together with appropriate stock powers, and that the Lender’s possession of the Collateral (to the extent certificated) establishes a perfected first priority lien on and security interest in the Collateral;

(v)   That Pledgor has the right to vote, pledge and grant a security interest in the Collateral, as provided by this Security Agreement; and

(vi)  That each of the foregoing representations and warranties shall be deemed remade and redated as of the date of each advance made pursuant to the Loan Agreement.

(f)          COVENANTS.  So long as any of the Obligations remain unpaid or any Lender has any obligation to make advances under the Loan, Pledgor covenants and agrees that it will:

(i)    Pay and perform all of the Obligations according to their terms;

(ii)   Defend all right and title to the Collateral against any and all claims and demands whatsoever;

(iii)  Upon the reasonable request of the Lender do the following: furnish further assurance of title, execute any written agreement and do all other acts necessary to effectuate the intent, purposes and provisions of this Security Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Lender in the Collateral and pay all filing or other costs incurred in connection therewith;

(iv)  Unless otherwise required by the Lender, retain legal and beneficial ownership of the Collateral and not sell, exchange, assign, loan, deliver, mortgage or otherwise encumber or dispose of the Collateral or any portion thereof without the Lender’s prior written consent;

(v)   Keep the Collateral free and clear of all liens, charges, encumbrances, restrictions on transfer, taxes and assessments and pay when due all taxes, payments and/or assessments in any way relating to the Collateral or any part thereof, except to the extent the validity or amount thereof is being contested in good faith by appropriate proceedings and the non-payment thereof during the pendency of such proceeding(s) will not adversely affect the Lender’s security interest in the Collateral or the priority thereof;

(vi)  Keep and maintain satisfactory, complete and current records of the Collateral.  Upon request of the Lender, Pledgor will provide the Lender with written reports of the status of the Collateral, or any part thereof, as of the period specified, in form and substance reasonably satisfactory to the Lender; and

(vii) Comply with all federal, state and local laws and regulations applicable to the Collateral, whether now in effect or hereafter enacted, and upon request of the Lender, furnish to the Lender evidence of such compliance therewith.

(g)         EVENTS OF DEFAULT.  For purposes of this Security Agreement, each of the following shall constitute an “Event of Default” hereunder:

(i)    An Event of Default under the Loan Agreement; or

(ii)   If any representation or warranty made or given by Pledgor in connection with this Security Agreement shall prove to have been incorrect or misleading or breached in any material respect on or as of the date when made or remade; or

(iii)  If Pledgor fails to observe or perform any of the covenants and agreements set forth in this Security Agreement (other than those covenants specifically addressed in the Loan Agreement), and such failure continues unremedied for a period of thirty (30) days after written notice to the Pledgor; or

(iv)  If all or any part of the Collateral is subject to levy of execution or other judicial process.

(h)         REMEDIES UPON DEFAULT.  Upon the occurrence and during the continuation of an Event of Default and at the option of the Lender:

(i)    The Lender shall have all of the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds thereof as are accorded to the Lender by the applicable sections of the UCC and other applicable law.

(ii)   Without limiting the scope of the foregoing clause (a), it is expressly understood and agreed that:

a.     The Lender shall have the right to sell, resell, assign, and deliver all or any of the Collateral at any exchange or broker’s board or at public or private sale.  The Lender agrees that unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give Pledgor at least  ten (10) days’ prior written notice by registered or certified mail (at the address of Pledgor set forth above) of the time and place of any public sale of the Collateral or the time after which any private sale or any other intended disposition of the Collateral is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  Such notice may be given without any demand for performance or other demand, all such demands being hereby expressly waived by Pledgor.  All sales of the Collateral shall be at such price or prices as the Lender shall deem best and either for cash, on credit or for future delivery (without assuming any responsibility for credit risk);

b.     At any such sale or sales, the Lender or any affiliate, designee or agent of the Lender may purchase any or all of the Collateral upon such terms as such purchaser may deem best, and the Collateral so purchased shall be held by the purchaser absolutely free from any and all claims or rights of Pledgor of every kind and nature whatsoever, including, without limitation, any equity of redemption or similar rights, all such equity of redemption and similar rights being hereby expressly waived and released by Pledgor.  The proceeds of the sale of any Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of sale, including reasonable attorneys’ fees; second, to the payment of the Obligations, in such order of priority as the Lender shall determine; and third, any remaining proceeds shall be paid to Pledgor, unless otherwise provided by law or directed by a court of competent jurisdiction;

c.     Pledgor recognizes that the Lender may be unable to effect a public sale of all or any part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or other applicable laws, rules or regulations, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will, among other things, be obliged to agree to acquire the Collateral or any part thereof for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor agrees that private sales so made may be at prices and on terms less favorable than if the Collateral were sold at public sales, and that the Lender has no obligation to delay the sale of any Collateral for the period of time necessary to permit the Collateral to be registered for public sale under the Securities Act or any other applicable law, rule or regulation.  Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner; and

d.     Pledgor shall remain liable for any deficiency resulting from any sale of the Collateral, or any part thereof, and shall pay any such deficiency forthwith on demand.

(iii)  Without limiting any of the rights granted to the Lender elsewhere in this Security Agreement, upon the occurrence and during the continuation of an Event of Default, the Lender shall be entitled to (i) exercise the voting power appurtenant to the Collateral, (ii) receive and retain as collateral security for the Obligations any and all dividends or other distributions at any time or from time to time declared or made upon any of the Collateral (all cash dividends or other distributions payable in respect of the Collateral which are received by Pledgor after the occurrence of an Event of Default shall be paid directly to the Lender and, if received by Pledgor, shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Pledgor and shall be immediately paid over to the Lender as Collateral in the same form as received, with any necessary endorsements), and (iii) exercise any and all rights of payment, conversion, exchange, subscription or other rights, privileges or options appurtenant to the Collateral, as if the Lender were the absolute owner thereof, including without limitation the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of Pledgor.  Upon the exercise of any such right, privilege or option pertaining to the Collateral, and in connection therewith, the Lender may deliver and deposit any or all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine, all without liability, except to account for property actually received, but the Lender shall not have any duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(iv)  The Lender may cause all or any of the Collateral to be transferred into its name or into the name of its nominee or nominees; provided, however, that so long as no Event of Default has occurred and is continuing, Pledgor shall be entitled to exercise as it shall think fit, but in a manner not inconsistent with the terms of this Security Agreement, the Loan Agreement, any other Loan Document or the Obligations, the voting power appurtenant to the Collateral, and to receive cash dividends paid to Pledgor (subject to any applicable prohibitions in the Loan Documents).

(i)    OTHER RIGHTS OF THE LENDER.

(i)    Notwithstanding anything contained herein to the contrary, if upon any dissolution, winding up, liquidation or reorganization of Pledgor, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Pledgor, any sum shall be paid or any property shall be distributed upon or with respect to any of the Collateral, such sum shall be paid or property distributed over to the Lender, to be held by the Lender or applied against the Obligations, as the Lender determines in its sole discretion.  Subject to Section 7 above, in case any stock dividend shall be declared on any of the Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any property shall be distributed upon or with respect to the Collateral pursuant to recapitalization or reclassification of the capital of Pledgor, or otherwise, the shares or other property so distributed shall constitute Collateral and be delivered immediately to the Lender to be held as collateral security for the Obligations.

(ii)   Upon the occurrence and during the continuation of an Event of Default , the Lender shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(j)    SECURITY INTEREST ABSOLUTE.  Except as otherwise provided herein, all rights of the Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of, and unaffected by:

(i)    Any lack of validity or enforceability of the Loan Agreement or any other Loan Document; or

(ii)   Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement and/or any other Loan Document; or

(iii)  Any exchange, surrender, release or non-perfection of any Collateral for all or any of the Obligations; or

(iv)  Any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or this Security Agreement.

(k)   GENERAL PROVISIONS.

(i)    Except as otherwise provided herein, the Lender may exercise its rights with respect to the Collateral held hereunder without first or simultaneously resorting to any other collateral or sources of repayment or reimbursement, and without being obligated to consider or take notice of any right of contribution, reimbursement, subrogation or marshaling of assets which Pledgor may have or claim to have against any person or persons or with respect to any other collateral.  The Lender may release any and all other collateral it may now or hereafter have to secure repayment of the Obligations, all without affecting or impairing its rights with respect to the Collateral.  No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or any other right under this Security Agreement.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.

(ii)        If Pledgor shall default in the performance of any provision of this Security Agreement on Pledgor’s part to be performed, the Lender may perform the same for Pledgor’s account and any monies expended in so doing shall be chargeable with interest at the Default Rate set forth in the Note and added to the indebtedness secured hereby.

(iii)       If in connection with the exercise by the Lender of any power, right, provision or remedy granted pursuant to this Security Agreement, or in order to effectuate the purposes and intent of this Security Agreement, any consent, approval, registration, filing, qualification or authorization of any governmental authority is required, Pledgor will execute and deliver all applications, certificates, instruments and other documents and papers that the Lender may be required to obtain for such governmental consent, approval, registration, filing, qualification or authorization.

(iv)  The rights and powers granted to the Lender hereunder are being granted in order to preserve and protect the Lender’s security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Lender in connection therewith.

(v)        The Lender shall not have any duty as to the collection or protection of the Collateral held hereunder nor of any income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of the Collateral.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it complies with Pledgor’s requests in such regard made to the Lender in writing, but failure to comply with any such request shall not in and of itself be deemed a failure to exercise reasonable care in such custody and preservation of the Collateral.

(vi)       Without limiting the applicable provisions of the Loan Agreement with respect to the obligation of Pledgor to reimburse the Lender for its fees and expenses, upon enforcement of the Lender’s rights hereunder, the Lender’s reasonable attorneys’ fees and the reasonable legal and other expenses of pursuing, searching for, receiving, taking, keeping, storing, advertising and selling the Collateral shall be chargeable to Pledgor.

(vii)      The Lender may assign its interests in this Security Agreement in connection with any assignment of such party’s interest under the Loan Agreement and, if assigned and upon notice of such assignment to Pledgor, the assignee shall be entitled (to the same extent as the Lender) to performance of all of Pledgor’s obligations and agreements hereunder, and the assignee shall also be entitled (to the same extent as the Lender) to all of the rights and remedies of the Lender hereunder.  Pledgor will not assert a claim or defense against the assignee which Pledgor may have against the Lender.

(viii)     WAIVER OF JURY TRIAL.  Each party hereby (a)  covenants and agrees not to elect a trial by jury of any issue triable by a jury, and (b) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist.   This waiver of right to trial by jury is separately given by each party, knowingly and voluntarily, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue.  Each party is hereby authorized and requested to submit this Security Agreement to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of each of the parties’ herein contained waiver of the right to jury trial.  Further, each party hereby certifies that no representative or agent of the other parties  (including their legal counsel) has represented, expressly or otherwise, to such party that the other parties will not seek to enforce this provision waiving the right to a trial by jury.

(ix)        VENUE; SERVICE OF PROCESS.  Any judicial proceeding brought against Pledgor with respect to this Security Agreement or any other Loan Document may be brought in any court of competent jurisdiction in Fairfax County, Virginia, and by execution and delivery of this Security Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court, and irrevocably agrees to be bound by any judgment rendered by such court in connection with this Agreement.  A copy of any process served shall be mailed by registered or certified mail to Pledgor at the address to which notices are to be addressed in accordance with this Security Agreement, such service being hereby acknowledged by Pledgor to be effective and binding on it in every respect.  Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lender to bring proceedings against Pledgor in the courts of any other jurisdiction.

(x)         The terms, warranties and agreements contained in this Security Agreement shall bind and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(xi)        This Security Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

(xii)       Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Security Agreement or the intent of any provision hereof.  The gender and number used in this Security Agreement are used as reference terms only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.  If there shall be more than one Pledgor, their liability shall be joint and several.

(xiii)      Any provision in this Security Agreement declared invalid under any law shall not invalidate any other provision of this Security Agreement.  This Security Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws provisions.

(xiv)     This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

(xv)      Notices to either party shall be in writing and shall be delivered personally or by mail addressed to the party at the address and in the manner set forth in the Loan Agreement or as otherwise designated in writing.

IN WITNESS WHEREOF, the parties have respectively signed and sealed these presents on the day and year first above written.

ATTEST:	Pledgor/Borrower:

EAGLE BANCORP, INC., a Maryland corporation

	By:	(SEAL)
Name:
Title:

LENDER:

UNITED BANK, a Virginia banking corporation

By:
Name:
Title:

SCHEDULE A TO STOCK SECURITY AGREEMENT

All of the right, title and interest of Pledgor in and to all of the capital stock of the companies listed below (collectively, the “Companies”), whether common and/or preferred, and whether now or hereafter issued or outstanding, and whether now or hereafter acquired by Pledgor, together with all voting or other rights appurtenant thereto, including, but not limited to, the right to receive all dividends and/or other distributions payable to Pledgor by virtue of Pledgor’s ownership of such capital stock, and all proceeds thereof, additions thereto and substitutions thereof.

Company	Number of Shares	Percentage

EagleBank, a Maryland banking corporation	46,250	100%